SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2010

EARTH SEARCH SCIENCES, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-19566	87-0437723
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

306 Stoner Loop Road, Lakeside, MT 59922
(Address of Principal Executive Offices)

(406) 751-5200
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report on Form 8-K and other reports filed by Earth Search Sciences, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements.  Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Company believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

(b)	Resignation of Principal Officers and Directors

Effective December 14, 2009, Luis F. Lugo and Charles G. Bridge resigned as the Chief Executive Officer and Chief Financial Officer of Earth Search Sciences, Inc. (the “Company”) respectively.  Both Mr. Lugo and Mr. Bridge will continue with their positions as President and CEO, and Chief Financial Officer of Earth Search Sciences wholly own subsidiary General Synfuels.

There were no disagreements between Mr. Lugo or Mr. Bridge and any officer or director of the Company.  The Company provided a copy of the disclosures it is making in response to this Item 5.02 to both Mr. Lugo and Mr. Bridge and informed them that they may furnish the Company, as promptly as possible with a letter stating whether they agree or disagree with the disclosures made in response to this Item 5.02, and that if they disagree, then the Company requests that they provide the respects in which there is a disagreement with the disclosures. The Company will undertake to file any letter received from either Mr. Lugo or Mr. Bridge, if any, as an exhibit to an amendment to this Current Report on Form 8-K within two business days after receipt.

(c)	Appointment of Officers

Upon the resignation of Mr. Lugo, Mr. Larry Vance adopted the role of Chief Executive Officer of the Company, on a temporary basis, effective December 14, 2009.  Mr. Vance, along with The Board of Directors of the company, has initiated immediately the search for Mr. Lugo’s replacement by an individual with experience in the core business of Earth Search Sciences, that is Hyperspectral technology as well as mineral discoveries.

Mr. Lugo and Mr. Bridge will focus on the continuous development of General Synfuels as it has increased substantially its business activities and requires full attention of these officers.

Mr. Vance, has been the Chairman of Earth Search Sciences since 1985 and prior to Mr. Lugo’s appointment, he also acted as its CEO.

There are no family relationships among the directors or executive officers.

There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

There is no material plan, contract or arrangement (whether or not written) to which Mr. Lugo is a party or in which he participates that is entered into or material amendment in connection with the triggering event or any grant or award to Mr. Lugo or modification thereto, under any such plan, contract or arrangement in connection with any such event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EARTH SEARCH SCIENCES, INC.

Dated: January 06, 2010	By:	//s// Tami Story
Tami Story Corporate Secretary